                                                                     EXHIBIT 4.6

================================================================================


                   WARRANT AND REGISTRATION RIGHTS AGREEMENT


                         dated as of January 31, 1990

                                     among



                      NATIONAL MEDICAL ENTERPRISES, INC.



                                      and



                           THE HILLHAVEN CORPORATION



                                      and



       MANUFACTURERS HANOVER TRUST COMPANY OF CALIFORNIA, Warrant Agent


================================================================================

                               TABLE OF CONTENTS

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
ARTICLE I - WARRANTS............................................  2

     Section 1.  Issuance of Warrants; Registration of
                 New Hillhaven Common Stock; Form of
                 Warrant Certificates...........................  2
     Section 2.  Appointment of Warrant Agent...................  2
     Section 3.  Countersignature and Registration..............  3
     Section 4.  Transfer, Split Up, Combination and
                 Exchange of Warrant Certificates;
                 Mutilated, Destroyed, Lost or Stolen
                 Warrant Certificates...........................  3
     Section 5.  Subsequent Issue of Warrant
                 Certificates...................................  4
     Section 6.  Exercise of Warrants; Purchase Price...........  4
     Section 7.  Cancellation and Destruction of
                 Warrant Certificates...........................  5
     Section 8.  Reservation and Availability of Shares
                 of New Hillhaven Common Stock;
                 Legending......................................  6
     Section 9.  Common Stock Record Date.......................  7
     Section 10. Adjustment of Purchase Price or
                 Number of Shares...............................  7
     Section 11. Certification of Adjusted Purchase
                 Price and Number of Shares Issuable............ 12
     Section 12. Consolidation, Merger or Sale of
                 Assets......................................... 12
     Section 13. Fractional Shares.............................. 13
     Section 14. Right Of Action................................ 13
     Section 15. Agreement Of Warrant Certificate
                 Holders........................................ 13
     Section 16. Concerning the Warrant Agent................... 14
     Section 17. Merger or Consolidation Or Change of
                 Name of Warrant Agent.......................... 14
     Section 18. Duties of Warrant Agent........................ 15
     Section 19. Change of Warrant Agent........................ 17
     Section 20. Issuance of New Warrant Certificates........... 18
     Section 21. Notice of Proposed Actions..................... 19


ARTICLE II - REGISTRATION RIGHTS................................ 20

     Section 1.  Demand Registrations........................... 20
     Section 2.  Participation Registrations.................... 21
     Section 3.  Certain Covenants of New Hillhaven ............ 22
     Section 4.  Expenses....................................... 24
     Section 5.  Indemnification................................ 25
     Section 6.  Modification of Certain Registration
                 Rights......................................... 27
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                                       i

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ARTICLE III - GENERAL........................................... 28

     Section 1.  Notices, etc................................... 28
     Section 2.  Supplements and Amendments..................... 29
     Section 3.  Successors and Assigns......................... 29
     Section 4.  Governing Law.................................. 29
     Section 5.  Assignment..................................... 29
     Section 6.  Titles and Headings............................ 29
     Section 7.  Entire Agreement............................... 29
     Section 8.  Counterparts................................... 30

     Exhibit A   Form of Warrant Certificate....................A-I

          WARRANT AND REGISTRATION RIGHTS AGREEMENT dated as of January 31, 1990 (this "Agreement") among NATIONAL MEDICAL ENTERPRISES, INC., a Nevada corporation ("NME"), THE HILLHAVEN CORPORATION, a Nevada corporation ("New Hillhaven"), and MANUFACTURERS HANOVER TRUST COMPANY OF CALIFORNIA, a California corporation, as Warrant Agent (the "Warrant Agent")

                          __________________________

          WHEREAS, NME and New Hillhaven have entered into a Reorganization and Distribution Agreement (as amended to the date hereof, the "Distribution Agreement") providing for a reorganization of certain of the businesses heretofore conducted by NME's long term care group and a pro rata distribution to the holders of NME's capital stock, as of the record date established by NME in connection therewith, of approximately 85% of the outstanding shares of common stock, par value $0.15 per share ("New Hillhaven Common Stock"), of New Hillhaven (the "Distribution") on January 31, 1990 (the "Distribution Date") and, in connection therewith, NME will retain approximately 14.4 million shares, or approximately 15%, of such stock; and

          WHEREAS, in connection with the Distribution, New Hillhaven will issue to NME warrants (the "Warrants") to purchase shares of New Hillhaven Common Stock upon the terms and subject to the conditions set forth in this Agreement; and

          WHEREAS, NME and New Hillhaven acknowledge that subsequent to the Distribution NME may wish to dispose of all or part of the New Hillhaven Common Stock retained by it or acquired by it pursuant to the exercise of all or part of the Warrants (such New Hillhaven Common Stock so retained or acquired being hereinafter referred to as the "Covered Common Stock"); and

          WHEREAS, NME and New Hillhaven wish to set forth herein certain agreements and understandings relating to the terms and conditions of the issuance and exercise of the Warrants and the registration under the Securities Act of 1933, as amended (the "Act"), of the Covered Common Stock.

          NOW, THEREFORE, in consideration of the mutual covenants made herein and of the mutual benefits to be derived here from, the parties hereby agree as follows:

                                   ARTICLE I

                                   WARRANTS

          Section 1.  Issuance of Warrants; Registration of New Hillhaven Common
                      ----------------------------------------------------------
Stock; Form of Warrant Certificates.  In partial consideration of the assets to
-----------------------------------
be transferred to New Hillhaven pursuant to the Distribution Agreement between NME and New Hillhaven, New Hillhaven hereby agrees to issue on the date of the Distribution, to NME or its designees, Warrants to purchase an aggregate of 30 million shares of New Hillhaven Common Stock. New Hillhaven covenants and agrees that, as long as the Warrants are outstanding, it will use its best efforts to (i) maintain the listing of the New Hillhaven Common Stock on the American Stock Exchange ("ASE") and (ii) make publicly available (within the meaning of Rule 144 promulgated under the Act) the information referred to in paragraph (c) of such Rule, as from time to time amended.

          Certificates evidencing the Warrants (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit A hereto (the "Warrant Certificates") and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as New Hillhaven may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation Of any stock exchange on which the Warrants may from time to time be listed, or to conform to usage; provided, however, that no addition to the Warrant Certificates shall substantially change the nature of or increase the duties, obligations or liabilities of the Warrant Agent hereunder without the consent of the Warrant Agent. Subject to the provisions of Section 20, the Warrant Certificates shall be dated as of the date of issuance thereof by the Warrant Agent, either upon initial issuance or upon transfer or exchange, and on their face shall entitle the holders thereof to purchase one share each of New Hillhaven Common Stock at the price per share set forth therein ("Purchase Price") for each Warrant represented thereby, but the number of such shares and the Purchase Price per share shall be subject to adjustments as provided herein.

          Section 2.  Appointment of Warrant Agent.  New Hillhaven hereby
                      ----------------------------
appoints the Warrant Agent to act as its agent in accordance with the terms and conditions hereinafter set forth, and the Warrant Agent hereby accepts such appointment. New Hillhaven may from time to time appoint such Co-Warrant Agents as it may deem necessary or desirable.

          Section 3.  Countersignature and Registration.  The Warrant
                      ---------------------------------
Certificates shall be executed on behalf of New Hillhaven by its Chairman and Chief Executive Officer, its Vice Chairman and Deputy Chief Executive Officer, its President, any Executive Vice President or any Senior Vice President, by manual or facsimile signature, and have affixed thereto a facsimile of New Hillhaven's seal which shall be attested by the Secretary or any Assistant Secretary of New Hillhaven by manual or facsimile signature. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned in case any officer of New Hillhaven who shall have signed any of the Warrant Certificates shall cease to be such officer of New Hillhaven before countersignature by the Warrant Agent and issuance and delivery by New Hillhaven, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of New Hillhaven; and any Warrant Certificate may be signed on behalf of New Hillhaven by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of New Hillhaven to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

          The Warrant Agent will keep or cause to be kept, at its principal office in San Francisco, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, and the date of each of the Warrant Certificates.

          Section 4. Transfer, Split Up, Combination and Exchange of Warrant
                     -------------------------------------------------------
Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates.
-----------------------------------------------------------------------
Subject to the provisions of Section 13, any Warrant Certificate, with or without other Warrant Certificates, may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder to purchase a like number of shares of New Hillhaven Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled him to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender the Warrant Certificate or Warrant Certificates to be trans-ferred, split up, combine or exchanged at the office of the Warrant Agent referred to in Section 3. Thereupon (subject to receipt of payment of any sum referred to in the next sentence) the Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. New Hillhaven or the Warrant Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrant Certificates.

          Upon receipt by New Hillhaven and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to New Hillhaven and the Warrant Agent of all reasonable expenses incidental thereto and upon surrender and cancellation of the Warrant Certificate if mutilated, Hillhaven will make and deliver a new Warrant Certificate of like tenor to the Warrant Agent for delivery to the registered owner in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.

          The Warrant Agent shall not be required to transfer any Warrant Certificate(s) unless in connection therewith there shall have been furnished to the Warrant Agent by the transferor an opinion of counsel, reasonably satisfactory to the Warrant Agent, to the effect that no registration of the Warrants represented by the Warrant Certificate(s) proposed to be transferred is required under the Act.

          Section 5.  Subsequent Issue Of Warrant Certificates.  Subsequent to
                      ----------------------------------------
their original issuance, no Warrant Certificates shall be issued except (a) Warrant Certificates issued upon any transfer, split up, combination or exchange of Warrants pursuant to Section 4, (b) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 4, (c) Warrant Certificates issued pursuant to Section 6 upon the partial exercise of any Warrant Certificate to evidence the unexercised portion of such Warrant Certificate or (d) Warrant Certificates issued pursuant to Section 20.

          Section 6.  Exercise of Warrants; Purchase Price.  (a)  The registered
                      ------------------------------------
holder of any Warrant Certificate may exercise the Warrants evidenced thereby in whole or in part at any time after the date hereof and prior to 5:00 p.m., San Francisco time, on the tenth anniversary of the Distribution Date, upon surrender of the Warrant Certificate, with the form of election to purchase on the Warrant duly executed, to the Warrant Agent at the office of the Warrant Agent referred to in Section 3, together with payment of the Purchase Price for each share of New Hillhaven Common Stock as to which the Warrants are exercised and an amount equal to any applicable transfer tax.

          (b) The Purchase Price for each share Of New Hillhaven Common Stock pursuant to the exercise of a Warrant shall initially be 125% of the fair market value of a share of New Hillhaven Common Stock on the Distribution Date. For the purposes hereof such value shall be the fair market value on the Distribution Date as determined by the Board of Directors of NME or a committee thereof for purposes of adjusting the exercise price Of Outstanding NME Options or convertible securities, as conclusively set forth in a certificate of the Secretary or an Assistant Secretary of NME delivered to New Hillhaven and the Warrant Agent as soon as practicable after the Distribution Date. The Purchase Price shall be subject to adjustment as provided in Section 10 and shall be payable in lawful money Of the United States of America.

          (c) Upon receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment, in cash or by certified or official bank check payable to the order of New Hillhaven, of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax, the Warrant Agent shall thereupon promptly (i) requisition from any transfer agent for the New Hillhaven Common Stock certificates for the number of whole shares of New Hillhaven Common Stock to be purchased and New Hillhaven hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from New Hillhaven the amount of cash to be paid in lieu of issuance of fractional shares and (iii) promptly after receipt of such certificates cause the same to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by such holder, and, when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Warrant Certificate.

          (d) In case the registered holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equivalent to the Warrants remaining unexercised shall be issued by the Warrant Agent to the registered holder of such Warrant Certificate or to his duly authorized assigns subject to the provisions of Sections 4 and 13.

          Section 7.  Cancellation and Destruction of Warrant Certificates.  All
                      ----------------------------------------------------
Warrant Certificates surrendered for the purpose of exercise, exchange, substitution or transfer shall, if surrendered to New Hillhaven or to any of its agents, be delivered to the Warrant Agent for cancellation or in cancelled form, or if surrendered to the Warrant Agent shall be cancelled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. New Hillhaven shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by New Hillhaven otherwise than upon the exercise thereof. The Warrant Agent shall deliver all cancelled Warrant Certificates to New Hillhaven, or shall, at the written request of New Hillhaven, destroy such cancelled Warrant Certificates, and in such case shall deliver a certificate of destruction thereof to New Hillhaven.

          Section 8.  Reservation and Availability of Shares of New Hillhaven
                      -------------------------------------------------------
Common Stock; Legending.  New Hillhaven shall cause to be reserved and kept
-----------------------
available out of its authorized and unissued shares of New Hillhaven Common Stock or its authorized and issued shares of New Hillhaven Common Stock held in its treasury, the number of shares of New Hillhaven Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

          So long as the New Hillhaven Common Stock issuable upon the exercise of Warrants may be listed on any national securities exchange, New Hillhaven shall use its best efforts to cause all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          New Hillhaven shall also take all such action as may be necessary to ensure that all shares of New Hillhaven Common Stock delivered upon exercise of Warrants shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

          In addition, New Hillhaven shall pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Warrant Certificates or of any shares of New Hillhaven Common Stock upon the exercise of Warrants. New Hillhaven shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for New Hillhaven Common Stock in a name other than that of the registered holder of the Warrant Certificate evidencing Warrants surrendered for exercise or to issue or deliver any certificates for shares of New Hillhaven Common Stock upon the exercise of any Warrants until any such tax shall have been paid (any such tax being payable by the holder of such Warrant Certificate at the time of surrender) or until it has been established to New Hillhaven's satisfaction that no such tax is due.

          All shares of New Hillhaven Common Stock issuable upon exercise of the Warrants shall contain a legend, substantially similar to the legend set forth in the Warrant Certificates, with respect to the transferability of such shares, until such time as New Hillhaven shall have been advised by its counsel that such legend is no longer required by law.

          Section 9.  Common Stock Record Date.  Each person in whose name any
                      ------------------------
certificate for shares of New Hillhaven Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the New Hillhaven Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such
                                     --------  -------
surrender and payment is a date upon which the New Hillhaven Common Stock transfer books are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding business day on which the New Hillhaven Common Stock transfer books are open. Prior to the exercise of the Warrants evidenced thereby, the holder of a Warrant Certificate shall not be entitled to any rights of a stockholder of New Hillhaven as such with respect to shares for which the Warrants shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of New Hillhaven, except as provided herein.

          Section 10.  Adjustment of Purchase Price or Number of Shares.  The
                       ------------------------------------------------
Purchase Price, the number of shares of New Hillhaven Common Stock covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 10.

          (a) In case New Hillhaven shall at any time after the date of this Agreement (i) declare a dividend on the Hillhaven Common Stock payable in shares of New Hillhaven Common Stock, (ii) subdivide the outstanding New Hillhaven Common Stock, (iii) combine the outstanding New Hillhaven Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the New Hillhaven Common Stock (including any such reclassification in connection with a consolidation or merger in which New Hillhaven is the continuing corporation other than a consolidation or merger in respect of which an adjustment is made pursuant to Section 12), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and kind of shares of capital stock issuable on such dates, shall be proportionately adjusted so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date and at a time when the New Hillhaven Common Stock transfer books of New Hillhaven were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) In case New Hillhaven shall fix a record date for the issuance of rights or warrants to all holders of New Hillhaven Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase New Hillhaven Common Stock (or securities convertible into New Hillhaven Common Stock) at a price per share of New Hillhaven Common Stock (or having a conversion price per share of New Hillhaven Common Stock, if a security convertible into New Hillhaven Common Stock) less than the current market price per share of New Hillhaven Common Stock (as defined in Section 10(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of New Hillhaven Common Stock outstanding on such record date plus the number of shares of New Hillhaven Common Stock which the aggregate offering price of the total number of shares of New Hillhaven Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and of which the denominator shall be the number of shares of New Hillhaven Common Stock outstanding on such record date plus the number of additional shares of New Hillhaven Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash the value of such consideration shall be as determined by the Board of Directors of New Hillhaven, whose determination shall be conclusive, and described in a statement filed with the

Warrant Agent. Shares of New Hillhaven Common Stock owned by or held for the account of New Hillhaven shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case New Hillhaven shall fix a record date for the making of a distribution to all holders of New Hillhaven Common Stock (including any such distribution made in connection with a consolidation or merger in which New Hillhaven is the continuing corporation other than a consolidation or merger in respect of which an adjustment is made pursuant to Section 12) or evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in New Hillhaven Common Stock) or subscription rights or warrants (excluding those referred to in Section 10(b) and any rights issued pursuant to the Rights Agreement dated as of January 31, 1990 between New Hillhaven and Manufacturers Hanover Trust Company of California, as Rights Agent (the "Rights Agreement")), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share of New Hillhaven Common Stock (as defined in Section 10(d)) on such record date, less the fair market value (as determined by the Board of Directors of Hillhaven, whose determination shall be conclusive, and described in a statement filed with the Warrant Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of New Hillhaven Common Stock and of which the denominator shall be such current market price per share of New Hillhaven Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) For the purpose of any computation under Section 10(b) or (c), the current market price per share of New Hillhaven Common Stock on any date shall be deemed to be the average of the daily closing prices per share of New Hillhaven Common Stock for the 30 consecutive trading days as reported on the ASE Composite Tape commencing 45 days before such date. The closing price for each day shall be the last sale price regular way or, in case no such, sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the ASE, or if the New Hillhaven Common Stock is not reported on the ASE, on the principal national securities exchange on which the New Hillhaven Common Stock is listed or admitted to trading, or if the New Hillhaven Common Stock is not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the shares of New Hillhaven Common Stock are not quoted by any such organization, the fair value of such shares on such date as determined by the Board of Directors of New Hillhaven shall be used. The term "trading day" shall mean a day on which the principal national securities exchange on which the shares of New Hillhaven Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of such stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of California are not authorized or obligated by law or executive order to close.

          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 10(e)
--------  -------
are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          (f) In the event that at any time, as a result of an adjustment made pursuant to Section 10(a), the holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of New Hillhaven other than shares of New Hillhaven Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of New Hillhaven Common Stock contained in Section 10(a) through (c), inclusive, and the provisions of Sections 6, 8, 9 and 13 with respect to the shares of New Hillhaven Common Stock shall apply on like terms to any such other shares.

          (g) All Warrants originally issued by New Hillhaven subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of New Hillhaven Common Stock purchasable from time to time hereunder upon exercise of Warrants, all subject to further adjustment as provided herein.

          (h) Upon each adjustment of the Purchase Price as a result of the calculations made in Section 10(a), (b) or (c) each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the Adjusted Purchase Price, that number of shares (calculated to the nearest hundredth) obtained by (i) multiplying the number of shares covered by a Warrant immediately prior to this adjustment of the number of shares by the Purchase Price in effect immediately prior Co such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) Irrespective of any adjustment or change in the Purchase Price or the number of shares of New Hillhaven Common Stock issuable upon the exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed upon the initial Warrant Certificates issued hereunder.

          (j) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of New Hillhaven Common Stock issuable upon exercise of the Warrants, New Hillhaven shall take any corporate action which may, in the opinion of its counsel, be necessary in order that New Hillhaven may validly and legally issue fully paid and nonassessable shares of such New Hillhaven Common Stock at such adjusted Purchase Price.

          (k) In any case in which this Section 10 shall require that an adjustment in the Purchase Price be made effective as of the record date for a specified event, New Hillhaven may elect to defer until the occurrence of such event the issuing to the holder of any Warrant exercised after such record date the shares of New Hillhaven Common Stock and other capital stock of New Hillhaven, if any, issuable upon such exercise over and above the shares of New Hillhaven Common Stock, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that New
                                                   --------  -------
Hillhaven shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (l) Anything in this Section 10 to the contrary notwithstanding, New Hillhaven shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments required by this Section 10, as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the New Hillhaven Common Stock, issuance wholly for cash of any New Hillhaven Common Stock at less than the current market price, issuance wholly for cash of New Hillhaven Common Stock or securities which by their terms are convertible into or exchangeable for New Hillhaven Common Stock, stock dividend, issuance of rights, options or warrants referred to hereinabove in this Section 10, hereinafter made by New Hillhaven to its common stockholders shall not be taxable to them.

          Section 11.  Certification of Adjusted Purchase Price and Number of
                       ------------------------------------------------------
Shares Issuable.  Whenever the Purchase Price or the number of shares of New
---------------
Hillhaven Common Stock issuable upon the exercise of each Warrant are adjusted as provided in Section 10, New Hillhaven shall (a) promptly obtain a certificate of a firm of independent public accountants, which shall be an accounting firm which is known as one of the "Big Six" accounting firms and which may be the regular auditors of New Hillhaven, selected by the Board of Directors, setting forth the Purchase Price as so adjusted, the number of shares of New Hillhaven Common Stock issuable upon the exercise of each Warrant as so adjusted and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with each transfer agent for the New Hillhaven Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Warrant Certificate in accordance with Section 21.

          Section 12.  Consolidation, Merger or Sale of Assets.  If New
                       ---------------------------------------
Hillhaven shall at any time Consolidate with or merge into another corporation, the holder of any Warrants will thereafter receive, upon the exercise thereof in accordance with the terms of this Agreement, the securities or property to which the holder of the number of shares of New Hillhaven Common Stock then deliverable upon the exercise of such Warrants would have been entitled upon such consolidation or merger and New Hillhaven shall take such steps in connect ion with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property (including cash) thereafter deliverable upon the exercise of the Warrants; provided, however, that if upon
                                               --------  -------
any such consolidation or merger different holders of New Hillhaven Common Stock shall be entitled to receive different forms of consideration, the form of such consideration thereafter deliverable upon the exercise of the Warrants shall be as determined by the Board of Directors of New Hillhaven as constituted immediately prior to such consolidation or merger. New Hillhaven or the successor corporation, as the case may be, shall execute and deliver to the Warrant Agent a supplemental agreement so providing. A sale or transfer of all or substantially all the assets of New Hillhaven for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes. The provisions of this Section 12 shall similarly apply to successive mergers or consolidations or sales or other transfers.

          Section 13.  Fractional Shares.
                       -----------------

          (a) Notwithstanding an adjustment pursuant to Section 10(h) in the number of shares covered by a Warrant, New Hillhaven shall not be required to issue fractional shares upon exercise of the Warrants or to distribute certificates which evidence fractional shares. In lieu of fractional shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of New Hillhaven Common Stock. For purposes of this Section 13(a), the current market value of a share of New Hillhaven Common Stock shall be the closing price of a share of New Hillhaven Common Stock (as determined pursuant to the second sentence of Section 10(d)), for the trading day immediately prior to the date of such exercise.

          (b) The holder of a Warrant, by the acceptance of the Warrant, expressly waives his right to receive any fractional Warrant or any fractional share upon exercise of a Warrant.

          Section 14.  Right of Action.  All rights of action in respect of this
                       ---------------
Agreement (except for the rights of action of the Warrant Agent hereunder) are vested in the respective registered holders of the Warrant Certificates; and any registered holder of any Warrant Certificate, without the consent of the Warrant Agent or of the holder of any other Warrant Certificate, may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against New Hillhaven to enforce, or otherwise act in respect of, his right to exercise the Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

          Section 15.  Agreement of Warrant Certificate Holders.  Every holder
                       ----------------------------------------
of a Warrant Certificate by accepting the same consents and agrees with New Hillhaven and the Warrant Agent and with every other holder of a Warrant Certificate that:

          (a) the Warrant Certificates are transferable only on the registry books of the Warrant Agent if surrendered at the office of the Warrant Agent referred to in Section 3, duly endorsed or accompanied by a proper instrument of transfer in accordance with the provisions hereof; and

          (b) New Hillhaven and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than Hillhaven or the Warrant Agent) for all purposes whatsoever, and neither New Hillhaven nor the Warrant Agent shall be affected by any notice to the contrary.

          Section 16.  Concerning the Warrant Agent.  New Hillhaven agrees to
                       ----------------------------
pay to the Warrant Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Warrant Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. New Hillhaven also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence or bad faith on the part of the Warrant Agent, for any action taken, suffered or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

          The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken; suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Warrant Certificate or certificate for New Hillhaven Common Stock or for other securities of New Hillhaven, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

          Section 17.  Merger or Consolidation or Change of Name of Warrant
                       ----------------------------------------------------
Agent.  Any corporation into which the Warrant Agent or any successor Warrant
-----
Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 19. In case at the time each successor Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the Predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force Provided in the Warrant Certificates and in this Agreement.

          Section 18.   Duties of Warrant Agent.  The Warrant Agent shall have
                        -----------------------
only the duties and obligations expressly set forth in this Agreement There shall be no implied duties or obligations of the Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which New Hillhaven and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

          (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for New Hillhaven), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that, any fact or matter proved or established by New Hillhaven prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman and Chief Executive Officer, the Vice Chairman and Deputy Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President or the Secretary or any Assistant Secretary of New Hillhaven and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Warrant Agent shall be liable hereunder only for its own negligence or bad faith.

          (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by New Hillhaven only.

          (e) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by New Hillhaven of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the adjustment of the Purchase Price or the making of any change in the number of shares of New Hillhaven Common Stock required under the provisions of Section 10 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Warrants evidenced by Warrant Certificates after actual notice of any adjustment of the Purchase Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of New Hillhaven Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of New Hillhaven Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) New Hillhaven shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement

          (g) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman and Chief Executive Officer, the Vice Chairman and Deputy Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President or the Secretary of New Hillhaven, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer.

          (h) The Warrant Agent and any Shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of New Hillhaven or become Pecuniarily interested in any transaction in which New Hillhaven may be interested, or contract with or lend money to New Hillhaven or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for New Hillhaven or for any other legal entity.

          (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent shall not be Answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to New Hillhaven resulting from such neglect or misconduct, provided reasonable care had been exercised in the selection and continued employment thereof.

          (j) No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights unless it shall have been first indemnified therefor to its satisfaction.

          Section 19.  Change of Warrant Agent.  The Warrant Agent may resign
                       -----------------------
and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to New

Hillhaven and to each transfer agent of the New Hillhaven Common Stock by registered or certified mail, and to the holders of the Warrant Certificates by first class mail. New Hillhaven may remove the Warrant Agent or any successor Warrant Agent upon 30 days' notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the New Hillhaven Common Stock by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, New Hillhaven shall appoint a successor to the Warrant Agent. If New Hillhaven shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by New Hillhaven), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent, whether appointed by New Hillhaven or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state thereof, in good standing, having its principal office in Boston, Massachusetts, Chicago, Illinois, Los Angeles, California, New York, New York, San Francisco, California or Seattle, Washington, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by a federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $250,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, New Hillhaven shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent for New Hillhaven Common Stock, and mail a notice thereof in writing to the registered holders of the Warrant Certificates. Failure to give any notice provided for in this Section 19, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

          Section 20.  Issuance of New Warrant Certificates. Notwithstanding any
                       ------------------------------------
of the provisions of this Agreement or of the Warrants to the contrary, New Hillhaven may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

          Section 21.  Notice of Proposed Actions.  In case New Hillhaven shall
                       --------------------------
propose (a) to pay any dividend payable in stock of any class to the holders of New Hillhaven Common Stock or to make any other distribution to the holders of New Hillhaven Common Stock (other than a cash dividend), or (b) to offer to the holders of New Hillhaven Common Stock rights or warrants to subscribe for or to purchase any additional shares of New Hillhaven Common Stock or shares of stock of any class of any other securities, rights or options (other than the rights contemplated to be distributed to stockholders pursuant to the Rights Agreement), or (c) to effect any reclassification of New Hillhaven Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of New Hillhaven Common Stock), or (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of New Hillhaven, or (e) to effect the liquidation, dissolution or winding up of New Hillhaven, then in each such case New Hillhaven shall give to each holder of a Warrant, in accordance with Section 1 of Article III of this Agreement, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of New Hillhaven Common Stock, if any such date is to be fixed. Such notice shall be so given in the case of any action covered by clause (a) or (b) above at least ten days prior to the record date for determining holders of New Hillhaven Common Stock for purposes of such action, and in the case of any other such action, at least ten days prior to the date of the proposed taking of such action or the date of participation therein by the holders of New Hillhaven Common Stock, whichever shall be the earlier. The failure to give notice required by this Section 21 or any defect therein shall not affect the legality or validity of the action taken by New Hillhaven or the vote upon any such action.

                                  ARTICLE II

                              REGISTRATION RIGHTS

          Section 1.  Demand Registrations.  (a)  At any time from the
                      --------------------
Distribution Date through the fifteenth anniversary thereof, upon the written request of NME that New Hillhaven register all or part of the Covered Common Stock then held by NME or any affiliate of NME (which request shall satisfy the requirements of paragraph (c) of this Section 1) under the Act, New Hillhaven shall, subject in all cases to the provisions of paragraph (b) of this Section 1, thereupon cause the Covered Common Stock specified in such request to be so registered.

          (b) New Hillhaven's obligation to register all or part of the Covered Common Stock pursuant to paragraph (a) of this Section 1 shall in all cases be subject to the following limitations and qualifications:

               (i) New Hillhaven shall not be obligated to file more than one registration statement during any six-month period, or to file a registration statement with respect to less than 100,000 shares of Covered Common Stock, or to file a registration statement at any time if a special audit of New Hillhaven would be required by the rules and regulations of the Securities and Exchange Commission (the "Commission") in connection therewith (for purposes of the preceding sentence, "special audit" shall mean an audit other than a fiscal year-end audit, requiring an opinion of New Hillhaven's independent public accountants); and

              (ii) New Hillhaven shall be entitled to postpone for a reasonable period of time not to exceed 90 days the filing of any registration statement otherwise required to be prepared and filed by it if, at the time it receives a request for registration, New Hillhaven determines, in its reasonable judgment, that such registration would materially interfere with any financing, acquisition, corporate reorganization or other material transaction then being contemplated by its Board of Directors, involving New Hillhaven or any of its affiliates (other than NME), and promptly gives NME written notice of such determination and the reasons therefor. In such event, NME shall have the right to withdraw the request for registration by giving written notice to New Hillhaven within 30 days after receipt of the notice of postponement (and, in the event of such withdrawal, such request shall be ignored for purposes of determining the number of registrations to which NME is entitled to have New Hillhaven pay all out-of-pocket expenses pursuant to Section 4(a)).

          (c)  Any written request of NME made pursuant to paragraph (a) of this
Section 1 shall:

               (i) specify the number of shares of Covered Common Stock which NME or any affiliate of NME intends to offer and sell;

              (ii) state the intention of NME or such affiliate to offer such shares for sale;

             (iii) describe the intended method of distribution of such shares; and

              (iv) contain an undertaking on the part of NME to provide all such information and materials concerning NME or such affiliate and take all such action as may be required on NME's part to permit New Hillhaven to comply with all applicable requirements of the Commission and to obtain acceleration of the effective date of the registration statement.

          Section 2.  Participation Registrations.  (a) If, at any time from the
                      ---------------------------
Distribution Date through the fifteenth anniversary thereof, New Hillhaven shall propose to register under the Act an offering by New Hillhaven or any stockholder(s) of New Hillhaven (other than NME) of any New Hillhaven securities, it shall give written notice of such proposed registration to NME as promptly as possible and shall, subject in all cases to paragraph (b) of this
Section 2, include in such registration (and offering if so requested by NME) such number of shares of Covered Common Stock then owned by NME or any affiliate of NME as NME shall request, within 10 days after the receipt of such notice.

     (b) New Hillhaven's obligation to include Covered Common Stock owned by NME or any affiliate of NME in any offering pursuant to paragraph (a) of this
Section 2 shall in all cases be subject to the following limitations and qualifications:

               (i) New Hillhaven shall not be required to give notice to NME or include such shares in any such registration if the proposed registration is (A) a registration of a stock option or compensation plan or of New Hillhaven securities issued or issuable pursuant to any such plan or (B) a registration of New Hillhaven securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation;

              (ii) New Hillhaven may, in its sole discretion and without the consent of NME, withdraw such registration statement and abandon the proposed offering in which NME had requested to participate; and

             (iii) If the proposed registration is to be underwritten (whether on a "best efforts" or a "firm commitment" basis), the managing underwriter shall have the right to exclude shares of Covered Common Stock from such registration if such underwriter advises New Hillhaven in writing that such exclusion is necessary to avoid interfering with the successful marketing of the underwritten portion of the offering, provided that (A) such
                                                  -------- ----
     exclusion applies on a proportional basis not only to the shares of Covered Common Stock but also to all other shares of New Hillhaven Common Stock proposed to be included other than those for which New Hillhaven initiated the registration and which are being sold by New Hillhaven and (B) in no event shall any shares of Covered Common Stock be excluded if, following such exclusion, the number of shares of Covered Common Stock included in the registration would be less than 10% of the total number of shares of New Hillhaven Common Stock covered by the registration.

     (c) There shall be no limit on the number of registrations in which NME or any affiliates of NME may participate pursuant to Section 2.

          Section 3.  Certain Covenants of New Hillhaven.  (a)  In connection
                      ----------------------------------
with any registration of Covered Common Stock undertaken by New Hillhaven pursuant to Section l and, if and to the extent appropriate, Section 2, New Hillhaven shall:

               (i) prepare and file with the Commission a registration statement with respect to such shares and use its best efforts to cause such registration statement to become effective;

              (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement current for such period not to exceed 90 days as NME shall request and to comply with the provisions of the Act with respect to the sale of all New Hillhaven Common Stock covered by such registration statement during such period;

             (iii) provide NME and its counsel a reasonable opportunity to review and, in the case of registrations effected pursuant to Section 1, approve prior to filing (A) any registration statement filed by New Hillhaven in connection with a registration effected pursuant to Section 1 or in which NME or any affiliate is participating pursuant to Section 2 and (B) any amendment to supplements to such registration statement and an prospectus used in connection therewith;

              (iv) furnish to NME and its counsel such of conformed copies of such registration statement of each such amendment and supplement thereto (in case including all exhibits), such number of copies the prospectus included in such registration stat (including each preliminary prospectus and prospectus supplement), in conformity with the requirements of the Act, and such other documents as NME or its counsel may reasonably request in order to facilitate the sale of the Covered Common Stock covered by such registration statement;

               (v) use its best efforts to register or qualify the Covered Common Stock to which such registration statement relates under such other securities or blue sky laws of such jurisdictions as NME or its counsel shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable NME to consummate the sale in such jurisdictions of such shares; provided that New Hillhaven
                                                --------
     shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Paragraph (v) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

              (vi) notify NME, at any time when a prospectus relating to the Covered Common Stock to which such registration statement relates is required to be delivered under the Securities Act, of New Hillhaven's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of NME promptly prepare and furnish to NME a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

             (vii) use its best efforts to cause all the Covered Common Stock to which such registration statement relates to be listed on each securities exchange on which such stock is then listed or, if there shall then be no such listing, to be accepted for quotation on NASDAQ;

            (viii) provide a transfer agent and registrar for the Covered Common Stock to which such registration statement relates not later than the effective date of such registration statement; and

              (ix) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as NME reasonably requests in order to expedite or facilitate the disposition of such shares; provided that (A) in respect of a registration effected pursuant to
     --------
     Section 1, New Hillhaven and NME shall each select one managing underwriter (with NME determining which of such managing underwriters shall "run the books") and (B) in respect of a registration in which NME or any affiliate participates pursuant to Section 2, New Hillhaven shall select the managing underwriter or underwriters.

          (b) For as long as NME or any affiliate of NME shall continue to hold any Covered Common Stock, New Hillhaven shall use reasonable efforts to file, on a timely basis, all annual, quarterly and other reports required to be filed by it under Sections 13 and 15(d) of the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder, as amended from time to time. In the event of any proposed sale of Covered Common Stock by NME or any affiliate of NME pursuant to Rule 144 (or any successor rule) promulgated under the Act, New Hillhaven shall cooperate with NME or such affiliate so as to enable such sales to be made in accordance with applicable laws, rules and regulations, the requirements of New Hillhaven's transfer agents, and the reasonable requirements of the broker through which the sales are proposed to be executed.

          Section 4.  Expenses.  (a) New Hillhaven shall pay all out-of-pocket
                      --------
expenses incurred by it in connection with any three registrations of Covered Common Stock pursuant to Section 1 which are designated by NME as a registration with respect to which New Hillhaven's obligations in this sentence shall apply. As to any other registrations of Covered Common Stock pursuant to Section 1, NME or any transferee of Warrants from NME shall reimburse New Hillhaven for all its out-of-pocket expenses in connection therewith. For the purposes of this Section 4, out-of-pocket expenses shall include, without limitation, all registration and filing fees, printing expenses and expenses, fees and disbursements of New Hillhaven's legal counsel and accountants, transfer agents' and registrars' fees, and expenses incidental to any post-effective amendment to any such registration statement. For purposes of this Section 4, "out-of-pocket expenses" shall not include salaries of New Hillhaven employees or expenses attributable to New Hillhaven's corporate overhead.

          (b) In connection with any registration pursuant to Section 2, New Hillhaven shall pay all registration and filing fees, underwriting discounts, commissions and expenses (other than those attributable to Covered Common Stock proposed to be sold by NME or any affiliate of NME), printing expenses, fees and disbursements of New Hillhaven's legal counsel and accountants, transfer agents' and registrars' fees and expenses incidental to any post-effective amendment to any such registration statement. NME shall pay all other out-of-pocket expenses attributable to the inclusion in the registration of the Covered Common Stock being registered on its behalf, including, without limitation, registration and filing fees and underwriting discounts, commissions and expenses attributable thereto and fees and disbursements of NME's legal counsel and accountants.

          Section 5.  Indemnification.  (a) In the case of each registration
                      ---------------
effected by New Hillhaven pursuant to Section 1 or Section 2, New Hillhaven agrees to indemnify and hold harmless NME, its affiliates, its officers and directors, each underwriter of the Covered Common Stock so registered and each person who controls any such underwriter within the meaning of Section 15 of the Act, against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Act or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of New Hillhaven, which consent shall not be unreasonably withheld, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of Covered Common Stock, or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement,or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or contained in the final prospectus (as amended or supplemented if Hillhaven shall have filed with the Commission any amendment thereof or supplement thereto) if used within the period during which New Hillhaven is required to keep the registration statement to which such prospectus relates current pursuant to the terms of Section 3(a) (ii), or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement
                      --------  -------
contained in this paragraph (a) shall not (x) apply to such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to New Hillhaven by NME or such underwriter for use in connection with the preparation of the registration statement, any preliminary prospectus or final prospectus contained in the registration statement, or any amendment or supplement thereto, or (y) inure to the benefit of any underwriter or any person controlling such underwriter, if such underwriter failed to send or give a copy of the final prospectus to the person asserting the claim at or prior to the written confirmation of the sale of Covered Common Stock to such person and if the untrue statement or omission concerned had been corrected in such final prospectus.

          (b) In the case of each registration effected by New Hillhaven pursuant to Section 1 or Section 2, NME, any affiliate of NME participating in any such registration and each underwriter of the Covered Common Stock to be registered (each such party and such underwriters being referred to~severally in this paragraph (b) as the "indemnifying party") shall agree in the same manner and to the same extent as set forth in paragraph (a) of this Section 5 to indemnify and hold harmless New Hillhaven, each person who controls Hillhaven, the directors of New Hillhaven and those of its officers who shall have signed any such registration statement, with respect to any untrue statement or alleged untrue statement in, or omission or alleged omission from, such registration statement or any post-effective amendment thereto or any preliminary prospectus or final prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) contained in such registration statement, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to New Hillhaven by such indemnifying party for use in connection with the preparation of such registration statement or any preliminary prospectus or final prospectus contained in such registration statement Or any such amendment or supplement thereto.

          (c) Each indemnified party shall, with reasonable promptness after its receipt of written notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from an indemnifying party on account of an indemnity agreement contained in this
Section 5, notify the indemnifying party in writing of the commencement thereof. In case any such action shall be brought against any indemnified party and it shall so notify an Indemnifying party of the commencement thereof; the indemnifying party shall be entitled to participate therein and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action
                   --------  -------
include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are likely to be substantial legal defenses available to it and/or the other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval of such counsel, the indemnifying party shall (except as provided in the preceding sentence) not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnity agreements in this Section 5 shall be in addition to any liabilities which the indemnifying parties may have pursuant to law.

          Section 6.  Modification of Certain Registration Rights.  If NME shall
                      -------------------------------------------
transfer to any entity other than in a public offering all or any part of (i) the Covered Common Stock or (ii) the Warrants, the transferee of such Covered Common Stock and/or Warrants shall be entitled to the same registration rights as NME is entitled to under this Agreement unless the number of shares of New Hillhaven Common Stock held by such transferee, or the number of shares of New Hillhaven Common Stock issuable upon the exercise of Warrants held by such transferee, is less than 100,000 shares; provided, however that New Hillhaven
                                         --------  -------
shall not be obligated to effect in the aggregate more than three registrations pursuant to Section 1 without reimbursement for its out-of-pocket expenses.

                                  ARTICLE III

                                    GENERAL


          Section 1. Notices, etc.  All notices, consents, requests,
                     ------------
instructions, approvals and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or by courier, telegraphed, telexed or sent by facsimile transmission or mailed, by certified or registered mail, postage prepaid at the following address (or at such other address provided by one party to the other parties in writing):

     If to NME:

          National Medical Enterprises, Inc.
          2700 Colorado Avenue
          P.O. Box 4070
          Santa Monica, California 90404

          Attention:  Treasurer
          Telecopy No.: (213) 315-6507

     with a copy to:

          National Medical Enterprises, Inc.
          2700 Colorado Avenue
          P.O. Box 4070
          Santa Monica, California 90404

          Attention:  General Counsel
          Telecopy No.: (213) 315-6688

     If to New Hillhaven:

          The Hillhaven Corporation
          1148 Broadway Plaza
          Tacoma, Washington 98401-2264

          Attention:  President
          Telecopy No.: (206) 756-4714

     with a copy to:

          The Hillhaven Corporation
          1148 Broadway Plaza
          Tacoma, Washington 98401-2264

          Attention:  General Counsel
          Telecopy No.: (206) 756-4845

     If to the Warrant Agent,

          Manufacturers Hanover Trust Company
            of California
          50 California Street, 10th Floor
          San Francisco, California 94111

          Attention: Corporate Trust Department

          Section 2.  Supplements and Amendments.  New Hillhaven and the Warrant
                      --------------------------
Agent may from time to time supplement or amend Article I or Article III of this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained therein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising thereunder which New Hillhaven and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interest of the holders of Warrant Certificates.
Article II of this Agreement may be supplemented or amended only by NME and New Hillhaven.

          Section 3.  Successors and Assigns.  This Agreement and all of the
                      ----------------------
provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

          Section 4.  Governing Law.  This Agreement shall be governed by and
                      -------------
construed in accordance with the laws of the State of California.

          Section 5.  Assignment.  This Agreement may not be assigned in whole
                      ----------
or in part without the prior written consent of the parties hereto, provided
                                                                    --------
that NME may assign its rights under Articles I and II of this Agreement.

          Section 6.  Titles and Headings.  Titles and headings to sections
                      -------------------
herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          Section 7.  Entire Agreement.  This Agreement sets forth the entire
                      ----------------
agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any party hereto which is not embodied in this Agreement or the Exhibit hereto, or the written statements or other documents delivered pursuant hereto, and no party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth.

          Section 8.  Counterparts.  This Agreement may be executed in several
                      ------------
counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                             NATIONAL MEDICAL ENTERPRISES,
                                               INC.


                                             By /s/ Marcus E. Powers
                                                ---------------------------
                                                Name: MARCUS E. POWERS
                                                Title: SENIOR VICE PRESIDENT


                                             THE HILLHAVEN CORPORATION


                                             By /s/ Christopher J. Marker
                                                ---------------------------
                                                Name: CHRISTOPHER J. MARKER
                                                Title: PRESIDENT


                                             MANUFACTURERS HANOVER TRUST
                                             COMPANY OF CALIFORNIA,
                                               as Warrant Agent


                                             By /s/ Carol Antos
                                                ---------------------------
                                                Name CAROL ANTOS
                                                Title: ASSISTANT VICE PRESIDENT

                                                                       Exhibit A


                          Form of Warrant Certificate


                    THE SECURITIES REPRESENTED BY THIS
                    CERTIFICATE HAVE NOT BEEN REGISTERED
                    UNDER THE SECURITIES ACT OF 1933, AS
                    AMENDED, AND MAY NOT BE SOLD OR
                    TRANSFERRED EXCEPT IN COMPLIANCE WITH
                    SAID ACT AND THE RULES AND REGULATIONS
                    PROMULGATED THEREUNDER AND APPLICABLE
                    STATE SECURITIES LAWS.

                          VOID AFTER JANUARY 31, 2000

This certificate represents __________ of an aggregate of 30,000,000 Warrants.

                              Warrant Certificate

                           THE HILLHAVEN CORPORATION
                            (a Nevada corporation)


          THIS CERTIFIES THAT                     or registered assigns is the
registered owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time after January 31, 1990, and prior to 5:00 P.M., Los Angeles time, January 31, 2000, at the principal office of Manufacturers Hanover Trust Company of California, a California corporation (the "Warrant Agent"), or its successor as Warrant Agent, in San Francisco, California, one fully paid and nonassessable share of the Common Stock, par value $0.15 ("New Hillhaven Common Stock"), of The Hillhaven Corporation, a Nevada corporation ("New Hillhaven"), for each Warrant represented hereby at a purchase price ("Purchase Price") of 125% of the fair market value of a share of New Hillhaven Common Stock on the Distribution Date (as defined in the Agreement hereinafter referred to), determined as provided in Section 6(b) of the Agreement, upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed, together with an amount equal to any applicable transfer taxes. The number of Warrants evidenced by this Warrant Certificate (and the number of shares of New Hillhaven Common Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of the Distribution Date, based on the shares of New Hillhaven Common Stock as constituted at such date.

          As provided in the Agreement, the Purchase Price and the number of shares of New Hillhaven Common Stock which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

         This Warrant Certificate is subject to all of the terms, provisions and conditions of a Warrant and Registration Rights Agreement dated as of January 31, 1990 (the "Agreement") among National Medical Enterprises, Inc., New Hillhaven and the Warrant Agent, which Agreement is hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Warrant Agent, New Hillhaven and the holders of the Warrant Certificates. Copies of the Agreement are on file at the above-mentioned office of the Warrant Agent.

          This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Warrant Agent, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of New Hillhaven Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

          No fractional shares of New Hillhaven Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Agreement.

          No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of New Hillhaven Common Stock or of any other securities of New Hillhaven which may at any time be issuable on the exercise or conversion hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of New Hillhaven, any right to vote upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Agreement, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant

 Certificate shall have been exercised as provided in the Agreement.

          This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

          IN WITNESS WHEREOF, a duly authorized officer of New Hillhaven has executed this Warrant Certificate, and its Secretary or one of its Assistant Secretaries has affixed its seal, this ___ day of ____ , 19___.


                                             THE HILLHAVEN CORPORATION


                                             By ______________________
                                                Name:
                                                Title:


ATTEST:

___________________________


Countersigned:

__________________________, as Warrant Agent


By _______________________
     Authorized Signature

                              FORM OF ASSIGNMENT

               [To be executed by the registered holder if such
             holder desires to transfer this Warrant Certificate.)


          FOR VALUE RECEIVED ___________________________________________________

hereby sells, assigns and transfers unto _______________________________________
                   (Please insert social Security of other identifying number)

________________________________________________________________________________
                 (PLEASE PRINT NAME AND ADDRESS OF TRANSFEREE)

________________________________________________________________________________
this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
__________________________________ Attorney, to transfer the within Warrant
Certificate on the books of the within-named Company, with full power of substitution.

Dated: _______________________ 19


                                     Signature__________________________________

Signature Guaranteed:

_________________________________

                                  NOTICE

          The signature to the foregoing Assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE

            (to be executed by the registered holder if such holder
                desires to exercise this Warrant Certificate.)


THE HILLHAVEN CORPORATION:

     The undersigned hereby irrevocably elects to exercise _____________________ Warrants represented by this Warrant Certificate to purchase the shares of New Hillhaven Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

________________________________________________________________________________
                         (PLEASE PRINT NAME AN ADDRESS)

     If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

________________________________________________________________________________
                        (PLEASE PRINT  NAME AND ADDRESS)
________________________________________________________________________________

Dated: ______________________________ 19

                                             ___________________________________
                                                       SIGNATURE

                                                       (THE SIGNATURE TO THE
                                                       FORGOING ELECTION MUST
                                                       CORRESPOND TO THE NAME AS
                                                       WRITTEN UPON THE FACE OF
                                                       THIS WARRANT CERTIFICATE
                                                       IN EVERY PARTICULAR
                                                       WHATSOEVER, WITHOUT
                                                       ALTERATION OR ENLARGEMENT
                                                       OR ANY CHANGE WHATSOEVER)



Signature Guaranteed:

___________________________________________________